AMENDMENT TO THE NOTES

This Amendment to the Notes (this “Amendment”) is entered into this __ day of February, 2009, between Organic To Go Food Corporation, a Delaware corporation (the “Company”), and W.Health L.P., a limited partnership organized under the laws of the Bahamas (the “Investor”).

Reference is hereby made to (i) that certain Convertible Promissory Note in the amount of $5,000,000, dated June 17, 2008, that certain Convertible Promissory Note in the amount of $2,000,000, dated September 5, 2008, and that certain Convertible Promissory Note in the amount of $3,000,000, dated October 3, 2008 (each a “Note” and collectively, the “Notes”), each issued to the Investor pursuant to that certain Note and Warrant Purchase Agreement dated as of June 1, 2008; and (ii) the Note Purchase Agreement by and between the Company and the Investor dated as of February 11, 2009 (the “Purchase Agreement”).  Capitalized terms used herein but not defined shall have the meanings attributed thereto in the Purchase Agreement.

WHEREAS, as a condition to the Closing under the Purchase Agreement, the Company and the Investor have agreed to amend the Notes as set forth below.

NOW, THEREFORE, for the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Notes

Effective upon the Closing under the Purchase Agreement, each Note is hereby amended to add a new paragraph 2(h) as follows:

Upon the closing of the transactions contemplated by that certain Note Purchase Agreement by and between the Company and the Investor dated as of February 11, 2009 (the “Purchase Agreement”), the principal balance of this Note shall automatically convert into shares of Common Stock pursuant to the formula detailed in Section 2(c)(ii) (where “B” equals the average closing price of the Common Stock of the Company during the ten (10) Trading Days ending three (3) days before the date of the Purchase Agreement).

2. Conversion of Notes

(a) Pursuant to Section 1 above, at the Closing of the Purchase Agreement, the Convertible Promissory Note in the amount of $5,000,000, dated as of June 17, 2008, shall be converted into 66,326,531 shares of Common Stock.

(c) Pursuant to Section 1 above, at the Closing of the Purchase Agreement, the Convertible Promissory Note in the amount of $2,000,000, dated as of September 5, 2008, shall be converted into 26,530,612 shares of Common Stock.

(d) Pursuant to Section 1 above, at the Closing of the Purchase Agreement, the Convertible Promissory Note in the amount of $3,000,000, dated as of October 3, 2008, shall be converted into 39,795,918 shares of Common Stock.

3. Miscellaneous

(a) Entire Agreement and Amendments.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Amendment nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and the Investor.  To the extent any term or other provision of any other agreement or instrument by which any party hereto is bound conflicts with this Amendment, this Amendment shall have precedence over such conflicting term or provision.

(b) Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(c) Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ORGANIC TO GO FOOD CORPORATION

By:
Name: Jason Brown
Title: Chairman and Chief Executive Officer

W.HEALTH L.P.

By:
Dr. Gunnar Weikert
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

By:
Dr. Dr. Wolfgang Reichenberger
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.